UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2014

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 12, 2014, Capricor Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the issuance of a press release announcing its financial results for the quarter ended September 30, 2014. A copy of the press release was furnished as Exhibit 99.1 to the Initial Report. This Amendment No. 1 to Current Report on Form 8-K/A, which amends the Initial Report, is being filed solely to amend Item 9.01 of the Initial Report to include a copy of the presentation slides that will be presented during the Company’s earnings conference call, to be held on Wednesday, November 12, 2014, at 4:30 p.m. Eastern Standard Time. A copy of the earnings presentation is furnished herewith as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K/A, and will be available on the “Investors” section of the Company’s website and will remain archived there for at least 30 days from the date posted. Except as described in this Explanatory Note, no other changes have been made to the Initial Report, and this Amendment No. 1 to Current Report on Form 8-K/A does not amend or update any other information set forth in the Initial Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1*	Press Release, titled “Capricor Therapeutics Reports Third Quarter 2014 Financial & Business Highlights”, dated November 12, 2014.

99.2	Capricor Therapeutics, Inc. Earnings Presentation Slides, dated November 12, 2014

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: November 12, 2014	By:	/s/ Linda Marbán, Ph.D.
Name: Linda Marbán, Ph.D.
Title: President and Chief Executive Officer